EXHIBIT 99.1

                                DURLAND & COMPANY
                            CERTIFIED PUBLIC ACCOUNTS
                           A PROFESSIONAL ASSOCIATION
                               232A ROYAL PALM WAY
                              PALM BEACH, FL 33480
                          (561) 822-9995 * FAX 822-9942



May 15, 2003



Elva International, Inc.
West Palm Beach, FL   33401


Gentlemen:

We are unable to complete the review of the financial statements of Elva International, Inc. as of March 31, 2003 and for the quarter then ended in time for the Company's Form 10-QSB to be filed timely, due to unforseen circumstances.


Sincerely,

Durland & Company, CPAs, P.A.
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Durland & Company, CPAs, P.A.



SHD/dhl